                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2005 (October 5, 2005)
                                                ----------------------------------

                               ELECSYS CORPORATION
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             (Exact name of registrant as specified in its charter)

           KANSAS                            0-22760                48-1099142
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(State or other jurisdiction               (Commission            (IRS Employer
      of incorporation)                   File Number)         Identification No.)

      15301 W. 109th Street  Lenexa, Kansas                            66219
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     (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code         (913) 647-0158
                                                  --------------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

     On October 5, 2005, Elecsys Corporation (the "Company") entered into a Real
Estate Contract with Rose  Construction  Company ("Rose")  pursuant to which the
Company has agreed,  subject to certain conditions  precedent,  to purchase from
Rose  approximately  five acres of land and all  improvements  to be constructed thereon for approximately $4,380,000.  Improvements will primarily consist of an approximately  60,100  square foot  building  that will house the  Company's new production and  headquarters  facility.  The Real Estate  Contract also provides that Rose will  purchase  the  Company's  current  production  and  headquarters facility  for an amount in excess of its book value in the event that Company is unable to sell it prior to the closing date contemplated thereunder. The Company anticipates moving into the new facility in summer 2006.

     A copy of a press  release  announcing  the  Company's  entry into the Real
Estate Contract is furnished under Item 9.01 of this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c)  EXHIBITS. The following exhibits are filed herewith:

     99.1       Press Release dated October 6, 2005.

                                    SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

     Date:  October 6, 2005
                                       ELECSYS CORPORATION

                                       By:  /s/ Todd A. Daniels
                                          --------------------------------------
                                            Todd A. Daniels
                                            Vice President and Chief Financial
                                            Officer

                                  EXHIBIT INDEX

Exhibit Number                     Description
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    99.1                Press release dated October 6, 2005